CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Counsel and Independent Registered Public Accounting Firm" in this Registration Statement on Form N-1A of Dreyfus Municipal Funds, Inc.

ERNST & YOUNG LLP

New York, New York
July 13, 2005